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                                                                   EXHIBIT 10(J)

                                 ITT INDUSTRIES
                  SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN

1.  PURPOSE

     The purpose of this ITT Industries Special Senior Executive Severance Pay Plan ("Plan") is to assist in occupational transition by providing Severance Benefits, as defined herein, for employees covered by this Plan whose employment is terminated under conditions set forth in this Plan within two years after an Acceleration Event, as defined herein.

2.  COVERED EMPLOYEES

     Covered employees under this Plan ("Special Severance Executives") are full-time, regular salaried employees of ITT Industries, Inc. ("ITT Industries") and of any subsidiary company ("ITT Industries Subsidiary") (collectively or individually as the context requires "Company") in Bands A and B at any time within the two year period immediately preceding an Acceleration Event and such other employees of the Company who shall be designated as covered employees thereunder by the Compensation and Personnel Committee of ITT Industries' Board of Directors.

     "Bands A and B" shall have the meaning given such terms under the executive classification system of the ITT Industries Human Resources Department as in effect immediately preceding an Acceleration Event. After the occurrence of an Acceleration Event, the terms "ITT Industries", "ITT Industries Subsidiary" and "Company" as used herein shall also include, respectively and as the context requires, any successor company to ITT Industries or any successor company to any ITT Industries Subsidiary and any affiliate of any such successor company.

3.  DEFINITIONS

     An "Acceleration Event" shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Common Stock, $1 par value, of ITT Industries (the "Stock"); (ii) any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries, or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of ITT Industries (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of ITT Industries (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of ITT Industries shall approve (A) any consolidation or merger of ITT Industries in which ITT Industries is not the continuing or surviving corporation or pursuant to which shares of Stock of ITT Industries would be converted into cash, securities or other property, other than a merger of ITT Industries in which holders of Stock of ITT Industries immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries, or (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

     "Cause" shall mean action by the Special Severance Executive involving willful malfeasance or gross negligence or the Special Severance Executive's failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on the part of the Special
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Severance Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

     "Good Reason" shall mean (i) without the Special Severance Executive's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates promptly after receipt of notice thereof given by the Special Severance Executive, (A) a reduction in the Special Severance Executive's annual base salary (whether or not deferred) or annual bonus (as measured by the highest bonus paid or awarded, whether or not deferred, in respect of the three calendar years preceding an Acceleration Event, including, among the bonuses taken into account for this purpose, any bonus paid or awarded by reason of an Acceleration Event, without regard to whether such bonus is paid, whether or not deferred, during such three year period or after an Acceleration Event) or any reduction in any material compensation or benefits arrangement, (B) the assignment to the Special Severance Executive of any duties inconsistent in any respect with the Special Severance Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (C) any other action by the Company or its affiliates which results in a diminution in such position, authority, duties or responsibilities; (ii) without the Special Severance Executive's express written consent, the Company's requiring the Special Severance Executive's work location to be other than within twenty-five (25) miles of the location where such Special Severance Executive was principally working immediately prior to the Acceleration Event; or (iii) any failure by the Company to obtain the express written assumption of this Plan from any successor to the Company.

4.  SEVERANCE BENEFITS UPON TERMINATION OF EMPLOYMENT

     If, within two years after an Acceleration Event, the Company terminates the employment of a Special Severance Executive other than for Cause or if the Special Severance Executive terminates his or her employment for Good Reason, he or she shall receive the severance benefits set forth in Section 5 hereof ("Severance Benefits"). For purposes hereof, a determination by a Special Severance Executive that he or she has "Good Reason" hereunder shall be final and binding on the parties hereto absent a showing of bad faith on the Special Severance Executive's part.

5.  SEVERANCE BENEFITS

  Severance Benefits for Special Severance Executives in Band A:

     Severance Pay -- The sum of (x) three times the highest annual base salary rate paid (whether or not deferred) to the Special Severance Executive at any time during the three year period immediately preceding the Special Severance Executive's termination of employment, and (y) three times the highest bonus paid or awarded (whether or not deferred) to the Special Severance Executive in respect of the three years preceding an Acceleration Event, including, among the bonuses taken into account for this purpose, any bonus paid or awarded by reason of an Acceleration Event, without regard to whether such bonus is paid (whether or not deferred) during such three year period or after an Acceleration Event.

  Benefits and Perquisites

     -- Continued health and life insurance benefits and perquisites (including, without limitation, any Company provided automobile and any tax or financial advisory services) for a three year period following the Special Severance Executive's termination of employment at the same cost to the Special Severance Executive, and at the same coverage levels, as provided to the Special Severance Executive (and the Special Severance Executive's eligible dependents) immediately prior to his or her termination of employment.

     -- Payment of a lump sum amount ("Pension Lump Sum Amount") equal to the difference between (i) the total lump sum value of the Special Severance Executive's pension benefit under the ITT Industries Salaried Retirement Plan and, as applicable, Excess Pension Plan IA, Excess Pension Plan IB and/or Excess Pension Plan II of the Company (or corresponding pension arrangements outside the United States) ("Pension Plans") as of the Special Severance Executive's termination of employment and (ii) the total lump sum value of the Special Severance Executive's pension benefit under the Pension Plans after crediting an additional three years of age and three years of eligibility and benefit service to
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the Special Severance Executive and applying the highest annual base salary rate and highest bonus determined above under "Severance Pay" with respect to each of the additional three years of service so credited for purposes of determining Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Special Severance Executive having a pension benefit under any of the Pension Plans as of the Special Severance Executive's termination of employment.

     -- Crediting of an additional three years of age and three years of eligibility service for purposes of the Company's retiree health and retiree life insurance benefits. This provision shall apply to any Special Severance Executives covered under such benefits any time during the three year period immediately preceding the Special Severance Executive's termination of employment.

     -- Payment of a lump sum amount ("Savings Plan Lump Sum Amount") equal to three times the following amount: the highest annual base salary rate determined above under "Severance Pay" times the highest percentage rate of Company Contributions (not to exceed 3 1/2%) with respect to the Special Severance Executive under the ITT Industries Investment and Savings Plan for Salaried Employees and/or the ITT Industries Excess Savings Plan (or corresponding savings plan arrangements outside the United States) ("Savings Plans") (including matching contributions and floor contributions) at any time during the three year period immediately preceding the Special Severance Executive's termination of employment. This provision shall apply to any Special Severance Executive who is a member of any of the Savings Plans at any time during such three year period.

     Outplacement -- Outplacement services for one year.

  Severance Benefits for Special Severance Executives in Band B:

     Severance Pay -- The sum of (x) two times the highest annual base salary rate paid (whether or not deferred) to the Special Severance Executive at any time during the three year period immediately preceding the Special Severance Executive's termination of employment and (y) two times the highest bonus paid or awarded (whether or not deferred) to the Special Severance Executive in respect of the three years preceding an Acceleration Event, including, among the bonuses taken into account for this purpose, any bonus paid or awarded by reason of an Acceleration Event, without regard to whether such bonus is paid (whether or not deferred) during such three year period or after an Acceleration Event.

  Benefits and Perquisites

     -- Continued health and life insurance benefits and perquisites (including, without limitation, any Company provided automobile and any tax or financial advisory services) for a two year period following the Special Severance Executive's termination of employment at the same cost to the Special Severance Executive, and at the same coverage levels, as provided to the Special Severance Executive (and the Special Severance Executive's eligible dependents) immediately prior to his or her termination of employment.

     -- Payment of a lump sum amount ("Pension Lump Sum Amount") equal to the difference between (i) the total lump sum value of the Special Severance Executive's pension benefit under the ITT Industries Salaried Retirement Plan and, as applicable, Excess Pension Plan IA, Excess Pension Plan IB and/or Excess Pension Plan II of the Company (or corresponding pension arrangements outside the United States) ("Pension Plans") as of the Special Severance Executive's termination of employment and (ii) the total lump sum value of the Special Severance Executive's pension benefit under the Pension Plans after crediting an additional two years of age and two years of eligibility and benefit service to the Special Severance Executive and applying the highest annual base salary rate and highest bonus determined above under "Severance Pay" with respect to each of the additional two years of service so credited for purposes of determining Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Special Severance Executive having a pension
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benefit under any of the Pension Plans as of the Special Severance Executive's
termination of employment.

     -- Crediting of an additional two years of age and two years of eligibility service for purposes of the Company's retiree health and retiree life insurance benefits. This provison shall apply to any Special Severance Executives covered under such benefits any time during the three year period immediately preceding the Special Severance Executive's termination of employment.

     -- Payment of a lump sum amount ("Savings Plan Lump Sum Amount") equal to two times the following amount: the highest annual base salary rate determined above under "Severance Pay" times the highest percentage rate of Company Contributions (not to exceed 3 1/2%) with respect to the Special Severance Executive under the ITT Industries Investment and Savings Plan for Salaried Employees and/or the ITT Industries Excess Savings Plan (or corresponding savings plan arrangements outside the United States) ("Savings Plans") (including matching contributions and floor contributions) at any time during the three year period immediately preceding the Special Severance Executive's termination of employment. This provision shall apply to any Special Severance Executive who is a member of any of the Savings Plans at any time during such three year period.

     Outplacement -- Outplacement services for one year.

     With respect to the provision of benefits and perquisites during the above described respective three and two year periods, if, for any reason at any time the Company is unable to treat the Special Severance Executive as being eligible for ongoing participation in any Company employee benefit plans or perquisites in existence immediately prior to the termination of employment of the Special Severance Executive, and if, as a result thereof, the Special Severance Executive does not receive a benefit or perquisite or receives a reduced benefit or perquisite, the Company shall provide such benefits or perquisites by (i) direct payment to the Special Severance Executive of the amounts the Special Severance Executive would have received from such benefit plan or perquisite had the Special Severance Executive continued to be eligible or (ii) at the Company's option, making available equivalent benefits or perquisites from other sources.

6.  FORM OF PAYMENT OF SEVERANCE PAY AND LUMP SUM PAYMENTS

     Severance Pay shall be paid in cash, in a non-discounted lump sum within five business days after the date the employment of the Special Severance Executive terminates. The Pension Lump Sum Amount and the Savings Plan Lump Sum Amount shall be paid in cash within thirty calendar days after the date the employment of the Special Severance Executive terminates.

7.  TERMINATION OF EMPLOYMENT FOR CAUSE

     The only basis upon which the Severance Benefits shall not be provided to a Special Severance Executive terminated by the Company within two years after an Acceleration Event is upon a termination of employment for Cause, as defined herein.

8.  ADMINISTRATION OF PLAN

     This Plan shall be administered by ITT Industries, who shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by ITT Industries shall be final, conclusive and binding on all parties affected thereby.

     Notwithstanding the preceding paragraph, following an Acceleration Event, any controversy or claim arising out of or relating to this Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the entire cost thereof shall be borne by the Company. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are incurred in good faith by the Special Severance Executive as a result of the Company's refusal to provide any of the Severance Benefits to which the Special Severance
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Executive becomes entitled under this Plan, or as a result of the Company's (or any third party's) contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the Special Severance Executive and the Company pertaining to this Plan. The Company shall pay such fees and expenses from the general assets of the Company.

9.  TERMINATION OR AMENDMENT

     ITT Industries may terminate or amend this Plan ("Plan Change") at any time except, that following an Acceleration Event, no Plan Change that would adversely affect any Special Severance Executive may be made without the prior written consent of such Special Severance Executive affected thereby.

10.  OFFSET

     Any Severance Benefits provided to a Special Severance Executive under this Plan shall be offset by reducing (x) any Severance Pay hereunder by any severance pay, salary continuation pay, termination pay or similar pay or allowance and (y) any other Severance Benefits hereunder by corresponding employee benefits, perquisites or outplacement services, which the Special Severance Executive receives or is entitled to receive, (i) under the ITT Industries, Inc. Senior Executive Severance Pay Plan; (ii) pursuant to any other Company policy, practice, program or arrangement; (iii) pursuant to any Company employment agreement or other agreement with the Company; or (iv) by virtue of any law, custom or practice excluding, however, any unemployment compensation in the United States, unless the Special Severance Executive voluntarily expressly waives (which the Special Severance Executive shall have the exclusive right to do) in writing any such respective entitlement.

11.  EXCISE TAX

     In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Special Severance Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this paragraph 11, such payments or distributions being referred to herein as "Payments") would give rise to liability of the Special Severance Executive for the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the "Code"), or that any interest or penalties are incurred by the Special Severance Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Special Severance Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Special Severance Executive of all Federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, the Special Severance Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For this purpose, the Special Severance Executive shall be deemed to be in the highest marginal rate of Federal, state and local taxes. This payment shall be made as soon as possible following the date of the Special Severance Executive's termination of employment, but in no event later than thirty calendar days of such date.

     In the event the Gross-Up Payment shall fail to make the Special Severance Executive whole on an after-tax basis, the Gross-Up Payment shall be recalculated ("Recalculated Gross-Up Payment"), using the Special Severance Executive's actual effective tax rate, once it is known for the calendar year in which the Gross-Up Payment is made, and the Company shall reimburse the Special Severance Executive for the full amount of any amount by which the Recalculated Gross-Up Payment exceeds the Gross-Up Payment ("Additional Gross-Up Payment") .

     The Gross-Up Payment and any Additional Gross-Up Payment shall be paid out of the general assets of the Company.

     In the event the Internal Revenue Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse the Special Severance Executive for the full amount necessary to make the Special Severance Executive whole on an after-tax basis (less any amounts received by the Special Severance Executive that the Special Severance Executive would not have received had the
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computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service.

12.  MISCELLANEOUS

     The Special Severance Executive shall not be entitled to any notice of termination or pay in lieu thereof.

     In cases where Severance Benefits are provided under this Plan, pay in lieu of any unused current year vacation entitlement will be paid to the Special Severance Executive in a lump sum, in cash within five business days after the date the employment of the Special Severance Executive terminates.

     Severance Benefits under this Plan are paid entirely by the Company from its general assets.

     This Plan is not a contract of employment, does not guarantee the Special Severance Executive employment for any specified period and does not limit the right of the Company to terminate the employment of the Special Severance Executive at any time.

     If a Special Severance Executive should die while any amount is still payable to the Special Severance Executive hereunder had the Special Severance Executive continued to live, all such amounts shall be paid in accordance with this Plan to the Special Severance Executive's designated heirs or, in the absence of such designation, to the Special Severance Executive's estate.

     The numbered section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.

     If, for any reason, any one or more of the provisions or part of a provision contained in this Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect.

13.  ADOPTION DATE

     This Plan was adopted by ITT Industries on March 11, 1997 ("Adoption Date") and does not apply to any termination of employment which occurred or which was communicated to the Special Severance Executive prior to the Adoption Date.